EXHIBIT 99.1

ISILON ANNOUNCES COMPLIANCE WITH NASDAQ LISTING REQUIREMENTS

Seattle, Washington — April 10, 2008 — Isilon Systems, Inc. (NASDAQ: ISLN) today announced that it has received written confirmation from the Nasdaq Listing Qualifications Panel that the company has demonstrated compliance with all Nasdaq Marketplace Rules for continued listing of the company’s securities on The Nasdaq Stock Market. This compliance notification from Nasdaq follows the April 2, 2008, filing of the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007, and Annual Report on Form 10-K for the fiscal year ended December 30, 2007, with the Securities and Exchange Commission.

About Isilon

Isilon Systems (NASDAQ: ISLN) is the worldwide leader in clustered storage systems and software for digital content and unstructured data, enabling enterprises to transform data into information – and information into breakthroughs.  Isilon’s award-winning family of IQ clustered storage systems combines Isilon’s OneFS® operating system software with the latest advances in industry-standard hardware to deliver modular, pay-as-you-grow, enterprise-class storage systems.  Isilon’s clustered storage solutions speed access to critical business information while dramatically reducing the cost and complexity of storing it.  Information about Isilon can be found at http://www.isilon.com.

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Contacts:

Press:
Jay Wampold, Senior Director of Marketing and Communications, Isilon Systems,
+1-206-315-7620, jay.wampold@isilon.com

Investors:
Rosemary Moothart, Director of Investor Relations, Isilon Systems,
+1-206-315-7509, rosemary.moothart@isilon.com